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                                                     VINSON & ELKINS L.L.P.
                                                     THE TERRACE 7
                                                     2801 VIA FORTUNA, SUITE 100
[VINSON&ELKINS LOGO]                                 AUSTIN, TEXAS  78746
ATTORNEYS AT LAW                                     TELEPHONE (512) 542-8400
                                                     FAX (512) 542-8612
                                                     www.velaw.com



                                                                     EXHIBIT 5.1

                                September 4, 2003



Range Resources Corporation
777 Main Street, Suite 800
Fort Worth, Texas  76102

Ladies and Gentlemen:

         We have acted as special counsel for Range Resources Corporation, a Delaware corporation (the "Company"), in connection with the exchange of $100,000,000 aggregate principal amount of the Company's 7 3/8% Senior Subordinated Notes due 2013 (the "New Notes") for $100,000,000 aggregate principal amount of the Company's 7 3/8% Senior Subordinated Notes due 2013 (the "Old Notes"). The New Notes are to be offered in exchange for the Old Notes in a registered exchange offer (the "Exchange Offer") pursuant to the Registration Rights Agreement, dated July 21, 2003 (the "Registration Rights Agreement"), by and among the Company, UBS Securities LLC, Banc One Capital Markets, Inc., Credit Lyonnais Securities (USA) Inc. and McDonald Investments Inc.

         The Old Notes have been, and the New Notes will be, issued pursuant to an Indenture, dated as of July 21, 2003 (the "Indenture"), by and among the Company, Range Energy I, Inc., Range HoldCo, Inc., Range Production Company, Range Energy Ventures Corporation, Gulfstar Energy, Inc., Range Energy Finance Corporation and Bank One, National Association, as trustee (the "Trustee"). Unless the context otherwise requires, each capitalized term used and not defined herein shall have the meaning given such term in the Indenture.

         In reaching the opinion set forth herein, we have reviewed originals or copies of the Indenture, the Registration Rights Agreement, the Registration Statement on Form S-4 filed by the Company under the Securities Act of 1933 (the "Securities Act") registering the offering of the New Notes (the "Registration Statement") and such other documents and matters of law that we deemed relevant.

         Based upon the foregoing, and subject to the assumptions and qualifications hereinafter stated, we express the opinion that the New Notes, when duly executed, authenticated, issued and delivered in accordance with the Exchange Offer and the Indenture, and when delivered in exchange for the Old Notes, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, subject to (i) laws relating to bankruptcy, insolvency,

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Range Resources Corporation
Page 2
September 4, 2003

fraudulent conveyance, fraudulent transfer, reorganization, rearrangement, liquidation, conservatorship, moratorium and other laws affecting the enforcement of creditors' rights or the collection of debtors' obligations generally and (ii) principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         For purposes of this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, and (iv) all documents submitted to us as copies are true and complete copies of the originals thereof,
(v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each person signing any document reviewed by us in a representative capacity had authority to sign in such capacity.

         This opinion is limited in all respects to the corporate laws of the States of Delaware and New York and the federal laws of the United States of America.

         This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement as having passed on certain legal matters in connection with the New Notes. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinion expressed herein is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein. The opinion expressed herein is not to be used, circulated, quoted or otherwise referred to in connection with any transaction other than the Exchange Offer or by or to any other person without our prior written consent.

                                                 Very truly yours,



                                                 /s/ Vinson & Elkins L.L.P.